Exhibit 99.1

Paramount Announces Second Quarter 2017 Results

– Leases over 680,000 square feet through the end of July –

– Raises Guidance for Full Year 2017 –

NEW YORK—August 3, 2017 – Paramount Group, Inc. (NYSE: PGRE) (“Paramount” or the “Company”) filed its Quarterly Report on Form 10-Q for the quarter ended June 30, 2017 today and reported results for the quarter ended June 30, 2017.

Second Quarter Highlights:

•	Reported net income attributable to common stockholders of $103.0 million, or $0.44 per diluted share, for the quarter ended June 30, 2017, compared to $3.2 million, or $0.01 per diluted share, for the quarter ended June 30, 2016. The Company’s revised estimate for net income attributable to common stockholders is between $0.41 and $0.45 per diluted share, compared to its prior estimate of $0.33 and $0.37 per diluted share.

•	Reported Core Funds from Operations (“Core FFO”) attributable to common stockholders of $54.6 million, or $0.23 per diluted share, for the quarter ended June 30, 2017, compared to $50.1 million, or $0.23 per diluted share, for the quarter ended June 30, 2016. Raised full-year 2017 Core FFO Guidance to $0.88 per diluted share at the midpoint of the Company’s guidance, up $0.03 per diluted share from the midpoint of the Company’s prior guidance.

•	Leased 292,238 square feet, of which the Company’s share was 223,273 square feet that was leased at a weighted average initial rent of $84.70 per square foot. Of the square footage leased, 211,873 square feet represents second generation space, for which the Company achieved positive mark-to-markets of 19.8% on a cash basis and 7.5% on a GAAP basis.

•	Completed the previously announced sale of Waterview, a 637,000 square foot, Class A office building in Rosslyn, Virginia on May 3, 2017, for $460 million, resulting in a net gain of $110.6 million.

•	Used the net proceeds from the Waterview sale to repay $371.2 million of debt, comprised of (i) the $87.2 million loan at 1899 Pennsylvania Avenue, (ii) the $84.0 million loan at Liberty Place and (iii) $200.0 million outstanding under the Company’s revolving credit facility.

•	Completed a $300 million refinancing of 712 Fifth Avenue, a 543,000 square foot Class A office and retail building located in the Plaza District of New York, on June 13, 2017. The new 10-year interest-only loan matures in July 2027 and has a fixed rate of 3.39%. The net proceeds from the refinancing were used to repay the existing $246.5 million loan bearing interest at 4.41%. The Company’s 50% share of net proceeds, after the repayment of the existing loan, closing costs and required reserves, was $20.0 million.

•	Declared a second quarter cash dividend of $0.095 per common share on June 15, 2017, which was paid on July 14, 2017.

Transactions Subsequent to Second Quarter:

•	Increased ownership in 50 Beale Street, a 661,000 square foot Class A office building in San Francisco, California, to 31.1% from 3.1%. The transaction values the property at $517.5 million. The property, which is currently 78.2% leased, is encumbered by an existing $228.0 million loan that bears interest at a fixed rate of 3.65%, that is scheduled to mature in October 2021.

•	Received authorization from the Board of Directors to repurchase up to $200 million of the Company’s common stock from time to time, in the open market or in privately negotiated transactions. The amount and timing of repurchases, if any, will depend on a number of factors, including, the price and availability of the Company’s shares, trading volume and general market conditions. The stock repurchase program may be suspended or discontinued at any time.

•	Leased an additional 105,897 square feet at 1633 Broadway in July, bringing its leased rate to 90.6%.

Financial Results

Quarter Ended June 30, 2017

Net income attributable to common stockholders was $103.0 million, or $0.44 per diluted share, for the quarter ended June 30, 2017, compared to $3.2 million, or $0.01 per diluted share, for the quarter ended June 30, 2016.

Funds from Operations (“FFO”) attributable to common stockholders was $62.3 million, or $0.27 per diluted share, for the quarter ended June 30, 2017, compared to $54.2 million, or $0.25 per diluted share, for the quarter ended June 30, 2016. FFO attributable to common stockholders for the quarters ended June 30, 2017 and 2016 includes the impact of non-core items, which are listed in the table on page 9. The aggregate of these items, net of amounts attributable to noncontrolling interests, increased FFO attributable to common stockholders for the quarters ended June 30, 2017 and 2016 by $7.7 million and $4.1 million, or $0.04 and $0.02 per diluted share, respectively.

Core FFO attributable to common stockholders, which excludes the impact of the non-core items listed on page 9, was $54.6 million, or $0.23 per diluted share, for the quarter ended June 30, 2017, compared to $50.1 million, or $0.23 per diluted share, for the quarter ended June 30, 2016.

Six Months Ended June 30, 2017

Net income attributable to common stockholders was $103.4 million, or $0.44 per diluted share, for the six months ended June 30, 2017, compared to a net loss of $3.3 million, or $0.02 per diluted share, for the six months ended June 30, 2016.

FFO attributable to common stockholders was $113.9 million, or $0.49 per diluted share, for the six months ended June 30, 2017, compared to $103.5 million, or $0.48 per diluted share, for the six months ended June 30, 2016. FFO attributable to common stockholders for the six months ended June 30, 2017 and 2016 includes the impact of non-core items, which are listed in the table on page 9. The aggregate of these items, net of amounts attributable to noncontrolling interests, increased FFO attributable to common stockholders for the six months ended June 30, 2017 and 2016 by $7.8 million and $4.2 million, or $0.04 and $0.02 per diluted share, respectively.

Core FFO attributable to common stockholders, which excludes the impact of the non-core items listed on page 9, was $106.1 million, or $0.45 per diluted share, for the quarter ended June 30, 2017, compared to $99.3 million, or $0.46 per diluted share, for the six months ended June 30, 2016.

Portfolio Operations

Quarter Ended June 30, 2017

During the quarter ended June 30, 2017, the Company leased 292,238 square feet, of which the Company’s share was 223,273 square feet that was leased at a weighted average initial rent of $84.70 per square foot. This leasing activity, partially offset by lease expirations in the quarter, increased leased occupancy by 10 basis points to 90.9% at June 30, 2017 from 90.8% at March 31, 2017. Same store leased occupancy increased by 70 basis points to 90.9% at June 30, 2017 from 90.2% at March 31, 2017. Of the 292,238 square feet leased in the second quarter, 211,873 square feet represents second generation space (space that has been vacant for less than twelve months) for which the Company achieved positive mark-to-markets of 19.8% on a cash basis and 7.5% on a GAAP basis. The weighted average lease term for leases signed during the second quarter was 7.5 years and weighted average tenant improvements and leasing commissions on these leases were $10.42 per square foot per annum, or 12.3% of initial rent.

Six Months Ended June 30, 2017

During the six months ended June 30, 2017, the Company leased 577,744 square feet, of which the Company’s share was 503,019 square feet that was leased at a weighted average initial rent of $76.60 per square foot. This leasing activity, offset by lease expirations in the six months, decreased leased occupancy by 180 basis points to 90.9% at June 30, 2017 from 92.7% at December 31, 2016. Same store leased occupancy decreased by 150 basis points to 90.8% from 92.3% at December 31, 2016. Of the 577,744 square feet leased in the six months, 431,120 square feet represents second generation space (space that has been vacant for less than twelve months) for which the Company achieved positive mark-to-markets of 19.2% on a cash basis and 12.2% on a GAAP basis. The weighted average lease term for leases signed during the six months was 8.3 years and weighted average tenant improvements and leasing commissions on these leases were $8.69 per square foot per annum, or 11.3% of initial rent.

Guidance

The Company is updating its Estimated Core FFO Guidance for the full year of 2017, which is reconciled below to estimated net income attributable to common stockholders per diluted share in accordance with GAAP. The Company estimates that net income attributable to common stockholders will be between $0.41 and $0.45 per diluted share, up from its prior estimate of $0.33 to $0.37 per diluted share. The estimated net income attributable to common stockholders per diluted share is not a projection and is being provided solely to satisfy the disclosure requirements of the U.S. Securities and Exchange Commission.

Based on the Company’s performance for the six months ended June 30, 2017 and its outlook for the remainder of 2017, the Company is raising its Estimated Core FFO Guidance for 2017 to be between $0.86 and $0.90 per diluted share, up from its prior range of $0.83 to $0.87 per diluted share. This represents an increase of $0.03 per diluted share at the midpoint of the Company’s guidance based on (i) an assumed increase in Same Store Cash NOI of 8.0% to 11.0%, compared to its prior assumption of 6.0% to 9.0%, resulting in an incremental $0.02 per diluted share, and (ii) an increase of $0.01 per diluted share from the acquisition of the 31.1% interest in 50 Beale Street in July 2017.

For the Year Ending December 31, 2017:	Low	High
Estimated net income attributable to common stockholders per diluted share	$0.41	$0.45
Pro rata share of real estate depreciation and amortization, including the Company’s share of unconsolidated joint ventures	0.91	0.91
Net gain on sale of real estate	(0.42)	(0.42)

Estimated FFO per diluted share	0.90	0.94
Adjustments for non-core items (1)	(0.04)	(0.04)

Estimated Core FFO per diluted share	$0.86	$0.90

Except as described above, these estimates reflect management’s view of current and future market conditions, including assumptions with respect to rental rates, occupancy levels and the earnings impact of the events referenced in this release and otherwise to be referenced during the conference call referred to below. Except for the acquisitions of 60 Wall Street and 50 Beale Street and the disposition of Waterview, these estimates do not include the impact on operating results from possible future property acquisitions or dispositions, capital markets activity or unrealized gains or losses on real estate fund investments. The estimates set forth above may be subject to fluctuations as a result of several factors, including the straight-lining of rental income and the amortization of above and below-market leases. There can be no assurance that the Company’s actual results will not differ materially from the estimates set forth above.

(1)	Represents non-core items for the six months ended June 30, 2017, which are summarized in this press release and the Company’s Supplemental Information for the quarter ended June 30, 2017, which is available on the Company’s website. The Company is not making projections for non-core items that may impact its financial results for the remainder of 2017, which may include realized and unrealized gains or losses from unconsolidated real estate funds, transaction related costs and other items that are not included in Core FFO.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Federal securities laws. You can identify these statements by our use of the words “assumes,” “believes,” “estimates,” “expects,” “guidance,” “intends,” “plans,” “projects” and similar expressions that do not relate to historical matters. You should exercise caution in interpreting and relying on forward-looking statements because they involve known and unknown risks, uncertainties and other factors which are, in some cases, beyond the Company’s control and could materially affect actual results, performance or achievements. These factors include, without limitation, the ability to enter into new leases or renew leases on favorable terms, dependence on tenants’ financial condition, the uncertainties of real estate development, acquisition and disposition activity, the ability to effectively integrate acquisitions, the costs and availability of financing, the ability of our joint venture partners to satisfy their obligations, the effects of local, national and international economic and market conditions, the effects of acquisitions, dispositions and possible impairment charges on our operating results, regulatory changes, including changes to tax laws and regulations, and other risks and uncertainties detailed from time to time in the Company’s filings with the Securities and Exchange Commission. The Company does not undertake a duty to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

Non-GAAP Financial Measures

FFO is a supplemental measure of our performance. We present FFO in accordance with the definition adopted by the National Association of Real Estate Investment Trusts (“NAREIT”). NAREIT defines FFO as GAAP net income or loss adjusted to exclude net gains from sales of depreciated real estate assets, impairment losses on depreciable real estate and depreciation and amortization expense from real estate assets, including our share of such adjustments of unconsolidated joint ventures. FFO is commonly used in the real estate industry to assist investors and analysts in comparing results of real estate companies because it excludes the effect of real estate depreciation and amortization and net gains on sales, which are based on historical costs and implicitly assume that the value of real estate diminishes predictably over time, rather than fluctuating based on existing market conditions. In addition, we present Core FFO as an alternative measure of our operating performance, which adjusts FFO for certain other items that we believe enhance the comparability of our FFO across periods. Core FFO, when applicable, excludes the impact of certain items, including, transaction related costs, realized and unrealized gains or losses on real estate fund investments, unrealized gains or losses on interest rate swaps, severance costs and defeasance and debt breakage costs, in order to reflect the Core FFO of our real estate portfolio and operations. In future periods, we may also exclude other items from Core FFO that we believe may help investors compare our results.

FFO and Core FFO are presented as supplemental financial measures and do not fully represent our operating performance. Other REITs may use different methodologies for calculating FFO and Core FFO or use other definitions of FFO and Core FFO and, accordingly, our presentation of these measures may not be comparable to other real estate companies. Neither FFO nor Core FFO is intended to be a measure of cash flow or liquidity. Please refer to our financial statements, prepared in accordance with GAAP, for purposes of evaluating our financial condition, results of operations and cash flows.

A reconciliation of each non-GAAP financial measure to the most directly comparable GAAP financial measure can be found in this press release and in our Supplemental Information for the quarter ended June 30, 2017, which is available on our website.

Investor Conference Call and Webcast

The Company will host a conference call and audio webcast on Friday, August 4, 2017 at 10:00 a.m. Eastern Time (ET), during which management will discuss the second quarter results and provide commentary on business performance. A question and answer session with analysts and investors will follow the prepared remarks.

The conference call can be accessed by dialing 877-407-0789 (domestic) or 201-689-8562 (international). An audio replay of the conference call will be available from 1:00 p.m. ET on August 4, 2017 through August 11, 2017 and can be accessed by dialing 844-512-2921 (domestic) or 412-317-6671 (international) and entering the passcode 13665136.

A live audio webcast of the conference call will be available through the “Investors” section of the Company’s website, www.paramount-group.com. A replay of the webcast will be archived on the Company’s website.

About Paramount Group, Inc.

Headquartered in New York City, Paramount Group, Inc. is a fully-integrated real estate investment trust that owns, operates, manages, acquires and redevelops high-quality, Class A office properties located in select central business district submarkets of New York City, Washington, D.C. and San Francisco. Paramount is focused on maximizing the value of its portfolio by leveraging the sought-after locations of its assets and its proven property management capabilities to attract and retain high-quality tenants.

Contact Information:

Wilbur Paes Executive Vice President, Chief Financial Officer 212-237-3122 ir@paramount-group.com	Christopher Brandt Vice President, Investor Relations 212-237-3134 ir@paramount-group.com

Media:

212-492-2285

pr@paramount-group.com

Paramount Group, Inc.

Consolidated Balance Sheets

(Unaudited and in thousands)

	June 30, 2017	December 31, 2016
ASSETS:
Real estate, at cost
Land	$2,068,409	$2,091,535
Buildings and improvements	5,726,499	5,757,558

	7,794,908	7,849,093
Accumulated depreciation and amortization	(397,972)	(318,161)

Real estate, net	7,396,936	7,530,932
Cash and cash equivalents	254,763	162,965
Restricted cash	42,384	29,374
Investments in unconsolidated joint ventures	45,644	6,411
Investments in unconsolidated real estate funds	22,001	28,173
Preferred equity investments	55,300	55,051
Marketable securities	21,564	22,393
Accounts and other receivables, net	12,032	15,251
Deferred rent receivable	196,799	163,695
Deferred charges, net	80,352	71,184
Intangible assets, net	363,523	412,225
Assets held for sale	—	346,685
Other assets	26,205	22,829

Total assets	$8,517,503	$8,867,168

LIABILITIES:
Notes and mortgages payable, net	$3,308,845	$3,364,898
Revolving credit facility	—	230,000
Due to affiliates	27,299	27,299
Accounts payable and accrued expenses	83,334	103,896
Dividends and distributions payable	25,211	25,151
Deferred income taxes	1,283	1,467
Interest rate swap liabilities	1,819	22,446
Intangible liabilities, net	133,748	153,018
Other liabilities	50,053	53,046

Total liabilities	3,631,592	3,981,221

EQUITY:
Paramount Group, Inc. equity	4,185,874	3,990,005
Noncontrolling interests in:
Consolidated joint ventures	229,133	253,788
Consolidated real estate fund	14,833	64,793
Operating Partnership	456,071	577,361

Total equity	4,885,911	4,885,947

Total liabilities and equity	$8,517,503	$8,867,168

Paramount Group, Inc.

Consolidated Statements of Income

(Unaudited and in thousands, except share and per share amounts)

	For the Three Months Ended		For the Six Months Ended
	June 30,		June 30,
	2017	2016	2017	2016
REVENUES:
Property rentals	$138,232	$123,408	$270,467	$248,410
Straight-line rent adjustments	11,974	24,673	32,121	44,542
Amortization of above and below-market leases, net	7,981	7,100	10,989	3,481

Rental income	158,187	155,181	313,577	296,433
Tenant reimbursement income	11,856	10,334	24,708	21,123
Fee and other income	7,661	6,788	20,655	27,665

Total revenues	177,704	172,303	358,940	345,221
EXPENSES:
Operating	63,461	59,994	129,432	122,939
Depreciation and amortization	68,636	67,287	131,628	142,099
General and administrative	16,573	12,139	30,154	26,100
Transaction related costs	502	508	777	1,443

Total expenses	149,172	139,928	291,991	292,581

Operating income	28,532	32,375	66,949	52,640
Income from unconsolidated joint ventures	16,535	2,003	18,472	3,499
Loss from unconsolidated real estate funds	(2,411)	(960)	(2,123)	(1,286)
Interest and other income, net	2,486	1,030	5,686	2,730
Interest and debt expense	(34,817)	(38,009)	(71,835)	(75,128)
Debt breakage costs	(5,162)	—	(7,877)	—
Gain on sale of real estate	133,989	—	133,989	—
Unrealized gain on interest rate swaps	—	10,073	1,802	16,933

Net income (loss) before income taxes	139,152	6,512	145,063	(612)
Income tax (expense) benefit	(970)	1,398	(5,252)	1,035

Net income	138,182	7,910	139,811	423
Less net (income) loss attributable to noncontrolling interests in:
Consolidated joint ventures	(1,897)	(4,107)	(3,188)	(5,359)
Consolidated real estate fund	(20,169)	78	(20,081)	752
Operating Partnership	(13,100)	(693)	(13,154)	878

Net income (loss) attributable to common stockholders	$103,016	$3,188	$103,388	$(3,306)

Per share:
Basic	$0.44	$0.01	$0.44	$(0.02)

Diluted	$0.44	$0.01	$0.44	$(0.02)

Weighted average common shares outstanding:
Basic	234,990,468	217,121,592	232,968,602	214,762,593

Diluted	235,010,830	217,137,557	232,995,822	214,762,593

Paramount Group, Inc.

Reconciliation of Net Income to FFO and Core FFO

(Unaudited and in thousands, except share and per share amounts)

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2017	2016	2017	2016
Reconciliation of Net Income to FFO and Core FFO:
Net income	$138,182	$7,910	$139,811	$423
Real estate depreciation and amortization (including our share of unconsolidated joint ventures)	70,660	68,843	135,500	145,194
Gain on sale of Waterview	(110,583)	—	(110,583)	—

FFO	98,259	76,753	164,728	145,617
Less FFO attributable to noncontrolling interests in:
Consolidated joint ventures	(7,740)	(10,560)	(14,935)	(18,707)
Consolidated real estate fund	(20,276)	(144)	(20,416)	304

FFO attributable to Paramount Group Operating Partnership	70,243	66,049	129,377	127,214
Less FFO attributable to noncontrolling interests in Operating Partnership	(7,925)	(11,806)	(15,470)	(23,723)

FFO attributable to common stockholders	$62,318	$54,243	$113,907	$103,491

Per diluted share	$0.27	$0.25	$0.49	$0.48

FFO	$98,259	$76,753	$164,728	$145,617
Non-core items:
After-tax net gain on sale of residential condominium land parcel	(21,568)	—	(21,568)	—
Distributions in excess of basis of 712 Fifth Avenue	(15,072)	—	(15,072)	—
Debt breakage costs	5,162	—	7,877	—
Realized and unrealized loss on unconsolidated real estate funds	2,482	892	2,247	1,139
Unrealized gain on interest rate swaps (including our share of unconsolidated joint ventures)	(364)	(10,490)	(2,750)	(17,350)
Transaction related costs	502	508	777	1,443
Severance costs	—	—	—	2,874

Core FFO	69,401	67,663	136,239	133,723
Less Core FFO attributable to noncontrolling interests in:
Consolidated joint ventures	(7,740)	(6,488)	(15,401)	(11,902)
Consolidated real estate fund	12	(144)	(128)	304

Core FFO attributable to Paramount Group Operating Partnership	61,673	61,031	120,710	122,125
Less Core FFO attributable to noncontrolling interests in Operating Partnership	(7,108)	(10,909)	(14,640)	(22,812)

Core FFO attributable to common stockholders	$54,565	$50,122	$106,070	$99,313

Per diluted share	$0.23	$0.23	$0.45	$0.46

Reconciliation of weighted average shares outstanding:
Weighted average shares outstanding	234,990,468	217,121,592	232,968,602	214,762,593
Effect of dilutive securities	20,362	15,965	27,220	—

Denominator for FFO and Core FFO per diluted share	235,010,830	217,137,557	232,995,822	214,762,593